UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 1, 2006

GE-WMC MORTGAGE SECURITIES, L.L.C.

(as depositor under the Pooling and Servicing Agreement,
dated as of August 1, 2006, providing for the issuance of
GE-WMC ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-1)

GE-WMC Mortgage Securities, L.L.C.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-131203-01	20-3251258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Thornton Avenue Burbank, California		91504
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (818) 736-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Description of the Certificates and the Mortgage Pool

On August 21, 2006, a series of certificates, entitled GE-WMC Asset-Backed Pass-Through Certificates, Series 2006-1 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of August 1, 2006 (the “Agreement”), among GE-WMC Mortgage Securities, L.L.C. as depositor (the “Depositor”), Litton Loan Servicing LP as servicer (the “Servicer”) and The Bank of New York as trustee and supplemental interest trustee (the “Trustee”).

The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of non-prime, one- to four- family, adjustable-rate and fixed-rate, first lien and second lien residential mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). On the Closing Date, the Mortgage Loans included in the Mortgage Pool and an aggregate principal balance of $900,262,736.42 as of August 1, 2006 (the “Cut-off Date”).

The Mortgage Loan Schedule attached as an exhibit hereto represents the Mortgage Pool as of the Closing Date.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

1.      Not applicable

2.      Not applicable

3.      Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
99.1		Final Mortgage Loan Schedule, GE-WMC Asset-Backed Pass-Through Certificates, Series 2006-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 23, 2006

GE-WMC Mortgage Securities, L.L.C.

By:	/s/ James Zollo
Name:	James Zollo
Title:	Vice President

Index to Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
99.1		Final Mortgage Loan Schedule, GE-WMC Asset-Backed Pass-Through Certificates, Series 2006-1